                                                                    EXHIBIT 2.07


                                                                [EXECUTION COPY]



                                PARENT GUARANTY

      This PARENT GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty"), dated as of February 20, 1997, is made by VISTA GOLD CORP., a British Columbia Company (the "Guarantor"), in favor of THE BANK OF NOVA SCOTIA, as Lender (the "Lender").


                              W I T N E S S E T H:

      WHEREAS, pursuant to a Credit Agreement, dated as of February 20, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), between Hycroft Resources & Development, Inc., a Nevada corporation (the "Borrower"), and the Lender;

      WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty;

      WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

      WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lender pursuant to the Credit Agreement;

      NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to make Credit
Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of the Lender, as follows:


                                   ARTICLE I

                                  DEFINITIONS

      SECTION I.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):



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      "Borrower" is defined in the first recital.

      "Credit Agreement" is defined in the first recital.

      "Guarantor" is defined in the preamble.

      "Guaranty" is defined in the preamble.

      "Lender" is defined in the preamble.

      "Other Taxes" is defined in clause (b) of Section 2.8.

      "Taxes" is defined in clause (a) of Section 2.8.

      SECTION I.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                                   ARTICLE II

                              GUARANTY PROVISIONS

      SECTION II.1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

           (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), and

           (b) indemnifies and holds harmless the Lender for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by the Lender in enforcing any rights under this Guaranty.

This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that the Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.


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      SECTION II.2.  Acceleration of Guaranty.  The Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower, any other Obligor or the Guarantor, or the inability or failure of the Borrower, any other Obligor or the Guarantor to pay debts as they become due, or an assignment by the Borrower, any other Obligor or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower, any other Obligor or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrower and each other Obligor may not then be due and payable, the Guarantor agrees that it will pay to the Lender forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

      SECTION II.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full in cash, all obligations of the Guarantor hereunder shall have been paid in full in cash, and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

            (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document;

            (b)  the failure of the Lender

                 (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

                 (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other Obligor;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Borrower or any other Obligor;


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            (d)  any reduction, limitation, impairment or termination of any
      Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Obligor or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

            (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Lender securing any of the Obligations of the Borrower or any other Obligor; or

            (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

      SECTION II.4. Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by the Lender, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

      SECTION II.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

      SECTION II.6. Postponement of Subrogation, etc. The Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the prior payment in full, in cash, of all Obligations of the Borrower and

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each other Obligor, and the termination of all Commitments.  Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment, in full, in cash of all Obligations of the Borrower and each other Obligor shall be held in trust for the benefit of the Lender and shall immediately be paid to the Lender and credited and applied against the Obligations of the Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

            (a) the Guarantor has made payment to the Lender of all or any part of the Obligations of the Borrower or any other Obligor, and

            (b) all Obligations of the Borrower and each other Obligor have been paid in full, in cash, and all Commitments have been permanently terminated,

the Lender agrees that, at the Guarantor's request, the Lender will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of the Borrower and each other Obligor resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guaranty to the Lender.

      SECTION II.7. Successors, Transferees and Assigns; Transfers of Note, etc. This Guaranty shall:

            (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

            (b) inure to the benefit of and be enforceable by the Lender, and its successors, transferees and assigns.

Without limiting the generality of the foregoing clause (b), the Lender may assign or otherwise transfer (in whole or in part) any Note or Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to the Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 9.10 of the Credit Agreement.

      SECTION II.8. Payments Free and Clear of Taxes, etc. The Guarantor hereby agrees that:



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            (a)  Any and all payments made by the Guarantor hereunder shall be made in accordance with Section 4.7 of the Credit Agreement free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized and by any political subdivision thereof and, in the case of the Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of the Lender's Domestic Office and any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender

                  (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made,

                  (ii)  the Guarantor shall make such deductions, and

                  (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) The Guarantor shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as "Other Taxes").

            (c) The Guarantor hereby indemnifies and holds harmless the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally assessed.

            (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Guarantor will furnish to the Lender the original or a certified copy of a receipt


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      evidencing payment thereof.  If no Taxes or Other Taxes are payable in respect of any payment hereunder to the Lender, the Guarantor will furnish to the Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Lender, in either case stating that such payment is exempt from or not subject to Taxes or Other Taxes.

            (e) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 2.8 shall survive the payment in full of the principal of and interest on the Credit Extensions.

      SECTION II.9.  Judgment.  The Guarantor hereby agrees that:

            (a) If, for the purposes of obtaining a judgment in any court, it is necessary to convert a sum due hereunder in United States Dollars into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase United States Dollars with such other currency on the Business Day preceding that on which final judgment is given.

            (b) The obligation of the Guarantor in respect of any sum due from it to the Lender hereunder shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such other currency the Lender may, in accordance with normal banking procedures, purchase United
      States Dollars with such other currency; in the event that the United States Dollars so purchased are less than the sum originally due to the Lender in United States Dollars, the Guarantor, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless the Lender against such loss, and if the United States Dollars so purchased exceed the sum originally due to the Lender in United States Dollars, the Lender shall remit to the Guarantor such excess.



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                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      SECTION III.1. Representations and Warranties. The Guarantor hereby represents and warrants to the Lender that the representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to it and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Section.


                                   ARTICLE IV

                                COVENANTS, ETC.

      SECTION IV.1. Covenants. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid, or the Lender shall have any outstanding Commitment, it will, unless the Lender shall otherwise consent in writing, perform the obligations set forth in this Article.

      SECTION IV.1.1. Financial Information, Reports, Notices, etc. The Guarantor will furnish, or will cause to be furnished, to the Lender copies of the financial statements, reports, notices and information described in, and required to be delivered to the Lender pursuant to, Section 7.1.1 of the Credit Agreement.

      SECTION IV.1.2. Compliance with Laws, etc. The Guarantor will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

            (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

            (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION IV.1.3. Maintenance of Properties. The Guarantor will, and will cause each of its Subsidiaries to, maintain,


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

preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Guarantor determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

      SECTION IV.1.4. Business Activities. The Guarantor will not, and will not permit any of its Subsidiaries (excluding the Borrower and Hycroft Lewis Mine, Inc.) to, engage in any business activity other than their respective current business activities of exploring for precious metals, developing mines and mining precious metals on an international basis, with growth being achieved through its own exploration programs and acquisitions, and the Guarantor will not permit the Borrower or Hycroft Lewis Mine, Inc. to engage in any business activity except those described in the first recital to the Credit Agreement.

      SECTION IV.1.5. Restrictive Agreements. The Guarantor will not enter into, nor otherwise be a party to, any agreement or arrangement which, directly or indirectly, restricts or limits (contractually or otherwise) the Guarantor's ability to support the Obligations of the Borrower or any other Obligor under the Credit Agreement or any of the other Loan Documents, or the Guarantor's ability to make any payments, directly or indirectly, to the Borrower by way of advances, repayments or forgiveness of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments; provided, that, nothing contained in this Section shall restrict the Guarantor's right to guaranty the obligations of any present of future wholly-owned Subsidiary (other than the Borrower and its Subsidiaries) to any other lender and, in connection with any such guaranty or guaranties, to give negative pledges and to make financial covenants in favour of such lender.


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                                  ARTICLE V

                          MISCELLANEOUS PROVISIONS

      SECTION V.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.

      SECTION V.2. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns (to the full extent provided pursuant to, and subject to the provisions of, Section 2.7); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Lender.

      SECTION V.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION V.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and, if to the Lender, addressed, delivered or telecopied to the Lender at its address specified in the Credit Agreement, and if to the Guarantor, addressed, delivered or telecopied to the Guarantor at its address or facsimile number set forth below its signature hereto. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by facsimile, shall be deemed given when transmitted (upon electronic confirmation of transmission).


      SECTION V.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION V.6. Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not


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

affect the construction of this Guaranty.

      SECTION V.7. Setoff. In addition to, and not in limitation of, any rights of the Lender under applicable law, the Lender shall, upon the occurrence of any Default described in any of clauses (a) through (d) of
Section 8.1.9 of the Credit Agreement or upon the occurrence of any other Event of Default and the declaration by the Lender pursuant to Section 8.3 of the Credit Agreement that all or any portion of the Loans and other Obligations shall be due and payable, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and (as security for such obligations) the Guarantor hereby grants to the Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with the Lender. The Lender agrees promptly to notify the Guarantor after any such setoff and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Lender may have.

      SECTION V.8. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      SECTION V.9. Governing Law. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

      SECTION V.10. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE GUARANTOR OR THE BORROWER (OR ANY OTHER OBLIGOR) SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW

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
YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON THE GUARANTOR'S BEHALF AND ON BEHALF OF THE GUARANTOR'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE GUARANTOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

      SECTION V.11. Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE GUARANTOR OR THE BORROWER (OR ANY OTHER OBLIGOR). THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

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
      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                  VISTA GOLD CORP.


                                  By  /s/ A. J. ALI
                                    -------------------------------
                                  Name:   A.J. Ali
                                  Title:  V.P. Finance & CFO


                                  Address:  370 Seventeenth Street
                                            Suite 3000
                                            Denver, Colorado
                                            U.S.A.  80202


                                  Facsimile No.:  (303) 629-2499

                                  Attention:  Amjad J. Ali
                                  Vice President Finance and
                                  Chief Financial Officer




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